--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under sec.240.14a-12

                           WESCO INTERNATIONAL, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2)of Schedule 14A.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

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--------------------------------------------------------------------------------

                                [COVER GRAPHIC]

                           WESCO INTERNATIONAL, INC.
                           COMMERCE COURT, SUITE 700
                              FOUR STATION SQUARE
                         PITTSBURGH, PENNSYLVANIA 15219

                 NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS

                                  May 22, 2002

     The Annual Meeting of the Stockholders of WESCO International, Inc. will be held on Wednesday, May 22, 2002, at 2:00 p.m., E.D.S.T., at the Sheraton Inn, Seven Station Square, Pittsburgh, Pennsylvania 15219, to consider and take action on the following:

          1) Election of a class of three directors for a three-year term expiring in 2005; and

          2) Transaction of any other business properly brought before the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE PROPOSAL. Stockholders of record at the close of business on April 8, 2002, will be entitled to vote at the Annual Meeting or any adjournments thereof. A list of stockholders entitled to vote will be available at the Annual Meeting and during ordinary business hours for ten days prior to the meeting at our corporate offices, Commerce Court, Suite 700, Four Station Square, Pittsburgh, Pennsylvania, 15219, for examination by any stockholder for any legally valid purpose.

     WESCO International, Inc. stockholders or their authorized representatives by proxy may attend the meeting. If your shares are held through an intermediary such as a broker or a bank, you should present proof of your ownership at the meeting. Proof of ownership could include a proxy from your bank or broker or a copy of your account statement.

     Most shareholders of record have a choice of voting over the Internet, by telephone, or by returning the enclosed proxy card. You should check your proxy card or information forwarded by your bank, broker or other holder of record to see which options are available to you.

     In order to assure a quorum, it is important that stockholders who do not expect to attend the meeting in person either fill in, sign, date, and return the enclosed proxy in the accompanying envelope or otherwise make arrangements to vote via telephone or over the Internet.

                                          By order of the Board of Directors,

                                          /s/ Daniel A. Brailer
                                          DANIEL A. BRAILER
                                          Secretary

                           WESCO INTERNATIONAL, INC.
                           COMMERCE COURT, SUITE 700
                              FOUR STATION SQUARE
                         PITTSBURGH, PENNSYLVANIA 15219

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 22, 2002

                   PROXY SOLICITATION AND VOTING INFORMATION

     The accompanying proxy is solicited by the Board of Directors of WESCO International, Inc. (the "Company") for use at the Annual Meeting of the Stockholders (the "Annual Meeting") to be held on May 22, 2002, at the Sheraton Inn, Seven Station Square, Pittsburgh, Pennsylvania 15219, at 2:00 p.m., local time, and at any adjournment or postponement thereof. The enclosed proxy will be voted if properly signed, received by the Secretary of the Company prior to the close of voting at the Annual Meeting, and not revoked. Alternatively, stockholders may be entitled to deliver their proxies over the Internet or by telephone; individual stockholders should check the enclosed proxy card or the information forwarded to them by their bank, broker or other holder of record to see whether these options are available to them. If no direction is given in the proxy, it will be voted "FOR" the election of the directors nominated by the Board of Directors. The Company has not received timely notice of any stockholder proposals for presentation at the Annual Meeting as required by
Section 14a-4(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Action will be taken at the Annual Meeting for the election of directors and any other business that properly comes before the meeting, and the proxy holders have the right to and will vote in accordance with their judgment.

     A stockholder who has returned a proxy via mail, telephone or Internet may revoke it at any time before it is voted at the Annual Meeting by delivering a revised proxy bearing a later date, by voting by ballot at the Annual Meeting, or by delivering a written notice withdrawing the proxy to the Secretary of the Company at the address set forth above.

     This Proxy Statement, together with the accompanying proxy, is first being mailed to stockholders on or about April 19, 2002. The Company's 2001 Annual Report to Stockholders accompanies this Proxy Statement. The cost of this solicitation of proxies will be borne by the Company. In addition to soliciting proxies by mail, telephone and the Internet, the Board of Directors of the Company, without receiving additional compensation for this service, may solicit in person. Arrangements also will be made with brokerage firms and other custodians, nominees, and fiduciaries to forward proxy soliciting material to the beneficial owners of the Common Stock, par value $.01 per share, of the Company ("Common Stock") held of record by such persons, and the Company will reimburse such brokerage firms, custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred by them in doing so. The cost of this proxy solicitation will consist primarily of printing, legal fees, and postage and handling.

     Holders of Common Stock at the close of business on April 8, 2002 (the "Record Date") are entitled to vote at the Annual Meeting or any adjournment or adjournments thereof. On that date, 44,928,552 shares of Common Stock were issued and outstanding (including 4,653,131 shares of Class B Common Stock). The presence, in person or by proxy, of stockholders holding at least a majority of the shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. Stockholders are entitled to cast one vote per share on each matter presented for consideration and action at the Annual Meeting. Proxies that are transmitted by nominee holders on behalf of beneficial owners will count toward a quorum and will be voted as instructed by the nominee holder. The Board of Directors will be elected by a plurality of the votes cast at such election.

                  BOARD OF DIRECTORS AND ELECTION OF DIRECTORS

     The Board of Directors of the Company (the "Board") consists of eight members, divided into three classes. The terms of office of the three classes of directors (Class I, Class II and Class III) end in successive years. The term of the Class III directors expires this year, and their successors are to be elected at the Annual Meeting for a three-year term expiring in 2005. The terms of the Class I and Class II directors do not expire until 2003 and 2004, respectively.

     The Board has nominated Roy W. Haley, George L. Miles Jr., and James L. Singleton for election as Class III directors. The nominees for Class III directors have previously served as members of the Board of the Company. In addition, the Board has accepted the resignation of Anthony D. Tutrone, effective March 6, 2002, and has appointed Robert Q. Bruhl to serve the remainder of Mr. Tutrone's unexpired term. The accompanying proxy will be voted for the election of Messrs. Haley, Miles and Singleton, unless authority to vote for one or more nominees is withheld. In the event that any of the nominees is unable or unwilling to serve as a director for any reason (which is not anticipated), the proxy will be voted for the election of any substitute nominee designated by the Board.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE CLASS III DIRECTOR NOMINEES.

               CLASS I DIRECTORS -- PRESENT TERM EXPIRES IN 2003

MICHAEL J. CHESHIRE..........................   Mr. Cheshire was the Chairman and Chief
  Age: 53                                       Executive Officer of Gerber Scientific, Inc.,
  Director since 1998                           from 1997 to 2001. Prior to joining Gerber
                                                Scientific, Mr. Cheshire spent 21 years with
                                                the General Signal Corporation and was most
                                                recently president of their electrical group.

JAMES A. STERN...............................   Mr. Stern has been Chairman of The Cypress
  Age: 51                                       Group L.L.C. ("Cypress") since its formation
  Director since 1998                           in April 1994. Prior to joining Cypress, Mr.
                                                Stern was a managing director with Lehman
                                                Brothers, Inc. ("Lehman Brothers") and served
                                                as head of the Merchant Banking Group. During
                                                his career at Lehman Brothers, he also served
                                                as head of that firm's Investment Banking,
                                                High Yield and Primary Capital Markets
                                                Groups. Mr. Stern is also a director of
                                                AMTROL, Inc., Cinemark USA, Inc., Frank's
                                                Nursery & Crafts, Inc. and Lear Corporation,
                                                and a trustee of Tufts University.

               CLASS II DIRECTORS -- PRESENT TERM EXPIRES IN 2004

ROBERT Q. BRUHL..............................   Mr. Bruhl has been an employee of Cypress
  Age: 31                                       since 1996 and Vice President of Cypress
  Director since 2002                           since 2000. Prior to joining Cypress, he held
                                                positions as an analyst in the investment
                                                banking department of Salomon Smith Barney
                                                and as an accountant with Deloitte & Touche.
                                                Mr. Bruhl was appointed to the Board in March
                                                2002 to serve out the remainder of the term
                                                of Anthony D. Tutrone, who resigned from the
                                                Board effective March 6, 2002.

ROBERT J. TARR, JR...........................   Mr. Tarr is a professional director and
  Age: 58                                       private investor. He was the Chairman, Chief
  Director since 1998                           Executive Officer and President of
                                                HomeRuns.com, Inc. from February 2000 to
                                                September 2001. Prior to joining
                                                HomeRuns.com, he worked for more than 20
                                                years in senior executive roles for Harcourt
                                                General, Inc., including six years as
                                                President, Chief Executive Officer and Chief
                                                Operating Officer of Harcourt General, Inc.
                                                (formerly General Cinema Corporation) and The
                                                Neiman Marcus Group, Inc. Mr. Tarr is also a
                                                director of the John Hancock Financial
                                                Services, Inc., Houghton Mifflin & Co., and
                                                Barneys New York, Inc.

KENNETH L. WAY...............................   Mr. Way has been Chairman of Lear Corporation
  Age: 62                                       since 1988 and has been affiliated with Lear
  Director since 1998                           Corporation and its predecessor companies for
                                                36 years in engineering, manufacturing and
                                                general management capacities. Mr. Way is
                                                also a director of Comerica, Inc. and CMS
                                                Energy Corporation.

          CLASS III DIRECTORS -- NOMINEES FOR TERMS TO EXPIRE IN 2005

ROY W. HALEY.................................   Mr. Haley has been Chief Executive Officer of
  Age: 55                                       the Company since February 1994, and Chairman
  Chairman and Chief Executive Officer          of the Board since 1998. From 1988 to 1993,
Director since 1994                             Mr. Haley was an executive at American
                                                General Corporation, a diversified financial
                                                services company, where he served as Chief
                                                Operating Officer and as President and a
                                                director. Mr. Haley is also a director of
                                                United Stationers, Inc. and Cambrex
                                                Corporation.

GEORGE L. MILES, JR..........................   Mr. Miles has been President and Chief
  Age: 60                                       Executive Officer of WQED Pittsburgh since
  Director since 2000                           September 1994. Mr. Miles is also a director
                                                of Equitable Resources.

JAMES L. SINGLETON...........................   Mr. Singleton has been a Vice Chairman of
  Age: 46                                       Cypress since its formation in April 1994.
  Director since 1998                           Prior to joining Cypress, he was a Managing
                                                Director in the Merchant Banking Group at
                                                Lehman Brothers. Mr. Singleton is also a
                                                director of Cinemark USA, Inc., Club Corp,
                                                Inc., Danka Business Systems PLC,
                                                HomeRuns.com, Inc. and L.P. Thebault Company.

MEETINGS AND COMMITTEES OF THE BOARD

     The Board has four standing committees: an Executive Committee, a Nominating Committee, an Audit Committee, and a Compensation Committee. The full Board held five meetings in 2001. Each director attended 75% or more of the aggregate number of meetings of the Board and the committees of the Board on which he served.

  EXECUTIVE COMMITTEE

     The Executive Committee consists of Messrs. Cheshire, Haley, Singleton and Stern, with Mr. Singleton serving as Chairman. It is responsible for overseeing the management of the affairs and business of the Company and has been delegated authority to exercise the powers of the Board during intervals between Board meetings. The Executive Committee held three meetings in 2001.

  NOMINATING COMMITTEE

     The Nominating Committee consists of Messrs. Miles, Singleton and Way, with Mr. Miles serving as Chairman. It is responsible for identifying and nominating candidates for election or appointment to the Board. The Nominating Committee was formed in March 2002 and consequently, held no meetings in 2001.

  AUDIT COMMITTEE

     The Audit Committee consists of Messrs. Cheshire, Miles, and Tarr, with Mr. Tarr serving as Chairman, and operates under a written charter, which was included as an appendix to the Proxy Statement for the Company's 2001 Annual Meeting. The Audit Committee is responsible for: (a) recommending the firm to be appointed as independent accountants to audit the Company's financial statements and to perform services related to the audit; (b) reviewing the scope and results of the audit with the independent accountants; (c) reviewing with the management and the independent accountants the Company's year end operating results; (d) considering the adequacy of the internal accounting and control procedures of the Company; and (e) reviewing the non-audit services to be performed by the independent accountants, if any, and considering the effect of such performance on the accountants' independence. The Audit Committee held six meetings in 2001 and has furnished the following report:

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Company is composed of three independent directors. The Committee operates under a written charter, which was included as an appendix to the Proxy Statement for the Company's 2001 Annual Meeting.

     Management of the Company has the primary responsibility for the financial statements and the reporting process including the system of internal controls. The Audit Committee is responsible for reviewing the Company's financial reporting process on behalf of the Board of Directors.

     In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles, and the Committee reviewed and discussed the Company's audited financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with the Audit Committee).

     In addition, the Committee has discussed with the independent accountants the accountant's independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

     The Committee discussed with the Company's internal and independent accountants the overall scope and plan for their respective audits. The Committee meets with the internal and independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     In reliance on these reviews and discussions, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission. The Committee and the Board have also appointed the selection of the Company's independent accountants, PricewaterhouseCoopers LLP, for the year 2002.

RESPECTFULLY SUBMITTED:

THE AUDIT COMMITTEE

Robert J. Tarr, Jr., Chairman
Michael J. Cheshire
George L. Miles, Jr.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     Aggregate fees for professional services rendered by PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") in connection with its audit of the Company's consolidated financial statements as of and for the year ended December 31, 2001, and its limited reviews of the Company's unaudited condensed consolidated interim financial statements were $517,650.

     During the year ended December 31, 2001, PricewaterhouseCoopers rendered no professional services to the Company in connection with the design and implementation of financial information systems.

     In addition to the fees described above, aggregate fees of $568,170 were billed by PricewaterhouseCoopers during the year ended December 31, 2001, primarily for the following professional services:

     - Audit-related services:..............................   $275,295
     - Income tax compliance and related tax services:......   $292,875

     Fees for audit-related services and related consents include fees for issuance of a comfort letter and consents, audits of the Company's employee benefit plans and financial statements of certain foreign subsidiaries for statutory purposes.

     The Audit Committee reviews summaries of the services provided by PricewaterhouseCoopers and the related fees and has considered whether the provision of non-audit services is compatible with maintaining the independence of PricewaterhouseCoopers.

     On recommendation of the Audit Committee, the Board has appointed PricewaterhouseCoopers to audit the 2002 financial statements. Representatives from this firm will be at the annual meeting to make a statement, if they choose, and to answer any questions you may have.

  COMPENSATION COMMITTEE

     In 2001, the Compensation Committee consisted of Messrs. Singleton, Stern, Tarr, Tutrone, and Way, with Mr. Stern serving as Chairman. Effective March 6, 2002, Mr. Tutrone resigned from the Board and consequently, no longer serves on the Compensation Committee. The Compensation Committee is responsible for the review, recommendation and approval of compensation arrangements for directors and executive officers, for the approval of such arrangements for other senior level employees, and for the administration of certain benefit and compensation plans and arrangements of the Company. The Compensation Committee held three meetings in 2001.

COMPENSATION OF DIRECTORS

     Members of the Board who are also employees of the Company do not receive compensation for their services as directors. Each director of the Company who is not an employee of the Company or any of its subsidiaries or Cypress is entitled to receive an annual director's fee of $25,000, payable in shares of common stock, or a combination of cash and shares of common stock (of which a maximum of 50% may consist of cash), at the directors' election. Effective January 1, 2000, the Company established the Deferred Compensation Plan for Non-Employee Directors under which non-employee directors can elect to defer 25% or more of the annual director's fee. Amounts deferred under this arrangement will, on the deferral date, be converted into stock units (common stock equivalents), which will be credited to a bookkeeping account in the director's name. For purposes of determining the number of stock units to be credited to a director for a particular year, the average of the high and low trading prices of the Common Stock on the first trading day in January of that year will be used. Distribution of deferred stock units will be made in a lump sum or installments, in the form of shares of Common Stock, in accordance with the distribution schedule selected by the director at the time the deferral election is made.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth compensation information for the Company's Chief Executive Officer and for the Company's four other most highly compensated executive officers with compensation in excess of $100,000 for 1999, 2000, and 2001 (the "Named Executive Officers").

                                                                     LONG-TERM
                                                                   COMPENSATION
                                                                  ---------------
                                          ANNUAL COMPENSATION       SECURITIES
                                FISCAL   ----------------------     UNDERLYING      ALL OTHER COMPENSATION ($)
NAME AND PRINCIPAL POSITION(S)   YEAR    SALARY ($)   BONUS ($)   OPTIONS (#S)(1)           (2)(3)(4)
------------------------------  ------   ----------   ---------   ---------------   --------------------------
Roy W. Haley,................    2001     601,253      175,000        100,000                 36,496
  Chairman and                   2000     518,750      350,000        100,000                 31,069
  Chief Executive Officer        1999     500,000      200,000             --                 35,925
James H. Mehta...............    2001     275,281       25,000         25,000                 14,672
  Vice President                 2000     275,000       70,000         25,000                 14,100
  Business Development           1999     275,000       40,000             --                 14,938
Patrick M. Swed,.............    2001     271,941       40,000         35,000                 22,644
  Vice President, Operations     2000     227,500      100,000         35,000                 20,825
                                 1999     216,667       70,000             --                 22,300
Stephen A. Van Oss,..........    2001     231,948       75,000         50,000                 21,951
  Vice President and             2000     171,744      100,000         50,000                 18,502
  Chief Financial Officer        1999     153,707       45,000             --                 19,150
Donald H. Thimjon............    2001     228,441       70,000         35,000                 21,400
  Vice President, Operations     2000     191,752      100,000         35,000                 19,468
                                 1999     180,841       60,000             --                 20,500

---------------

(1) All options granted in 2000 and 2001 were granted under the Company's Long-Term Incentive Plan ("LTIP"). Options granted in 2001 have an exercise price of $4.50 per share. Options granted in 2000 have an exercise price of $9.875 per share. No options were granted in 1999. Options granted under the LTIP are subject to certain time and performance-based vesting requirements. None of the options granted under the LTIP are currently exercisable.

(2) Includes contributions by the Company under the WESCO Distribution, Inc. Retirement Savings Plan in the amounts of (a) $4,475, $2,672, $4,800, $2,100 and $4,800 for Messrs. Haley, Mehta, Swed, Van Oss and Thimjon, respectively, in 2001, (b) $4,800, $2,100, $4,800, $2,100 and $4,800 for
    Messrs. Haley, Mehta, Swed, Van Oss and Thimjon, respectively, in 2000 and
    (c) $4,800, $2,938, $4,800, $2,000 and $4,800 for Messrs. Haley, Mehta,
    Swed, Van Oss and Thimjon, respectively, in 1999.

(3) Includes contributions by the Company under the WESCO Distribution, Inc. Deferred Compensation Plan in the amounts of (a) $20,021, $-0-, $5,844, $7,851 and $4,600 for Messrs. Haley, Mehta, Swed, Van Oss and Thimjon, respectively, in 2001, (b) $14,269, $-0-, $4,025, $4,402 and $2,668 for
    Messrs. Haley, Mehta, Swed, Van Oss and Thimjon, respectively, in 2000 and
    (c) $19,125, $-0-, $5,500, $5,150 and $3,700 for Messrs. Haley, Mehta, Swed,
    Van Oss and Thimjon, respectively, in 1999.

(4) Includes an annual automobile allowance in the amount of $12,000 per year for each of Messrs. Haley, Mehta, Swed, Van Oss and Thimjon in each of 1999, 2000 and 2001.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information for each Named Executive Officer with regard to stock options granted during 2001:

                                             % OF
                                             TOTAL                                 POTENTIAL REALIZABLE
                                            OPTIONS                                  VALUE AT ASSUMED
                              NUMBER OF     GRANTED                                RATES OF STOCK PRICE
                              SECURITIES      TO                                     APPRECIATION FOR
                              UNDERLYING   EMPLOYEES                                  OPTION TERM(1)
                               OPTIONS     IN FISCAL     EXERCISE     EXPIRATION   ---------------------
NAME                           GRANTED       YEAR      PRICE ($/SH)      DATE         5%          10%
----                          ----------   ---------   ------------   ----------   ---------   ---------
Roy W. Haley................   100,000       11.6          4.50       12/21/2011    283,003     717,184
James H. Mehta..............    25,000        2.9          4.50       12/21/2011     70,751     179,296
Patrick M. Swed.............    35,000        4.0          4.50       12/21/2011     99,051     251,014
Stephen A. Van Oss..........    50,000        5.8          4.50       12/21/2011    141,501     358,592
Donald H. Thimjon...........    35,000        4.0          4.50       12/21/2011     99,051     251,014

---------------

(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. These assumptions are not intended to forecast future appreciation of our stock price. The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The table below sets forth information for each Named Executive Officer with regard to the aggregate stock options held at December 31, 2001. No stock options were exercised by any of the Named Executive Officers during 2001.

                                         NUMBER OF SECURITIES UNDERLYING           VALUE OF UNEXERCISED
                                          UNEXERCISED OPTIONS AT FY-END            IN-THE-MONEY OPTIONS
                                                       (#)                          AT FY-END ($)(1)(2)
                                         --------------------------------     -------------------------------
NAME                                      (EXERCISABLE -- UNEXERCISABLE)      (EXERCISABLE -- UNEXERCISABLE)
----                                     --------------------------------     -------------------------------
Roy W. Haley...........................    1,829,659            525,125        $4,146,664           $45,000
James H. Mehta.........................      614,559            121,527         1,471,178            11,250
Patrick M. Swed........................      449,251            141,527         1,062,722            15,750
Stephen A. Van Oss.....................      103,462            126,010            36,668            22,500
Donald H. Thimjon......................      244,783            117,685           532,292            15,750

---------------

(1) Based on the closing market price per share of $4.95 as reported on the NYSE on December 31, 2001.

(2) Certain of the options have an exercise price in excess of $4.95 per share. Accordingly, no value is reflected in the table for those options that are not in-the-money.

EMPLOYMENT AGREEMENTS

     Employment Agreement with the Chief Executive Officer. The Company is a party to an employment agreement with Mr. Haley providing for a rolling employment term of three years. Pursuant to this agreement, Mr. Haley is entitled to an annual base salary of $500,000, subject to adjustments as determined by the Board of Directors, and an annual incentive bonus equal to a percentage of his annual base salary ranging from 0% to 200%. The actual amount of Mr. Haley's annual incentive bonus will be determined based upon the Company's financial performance as compared to the annual performance objectives established for the relevant fiscal year. If Mr. Haley's employment is terminated by the Company without "cause," by Mr. Haley for "good reason" or as a result of Mr. Haley's death or disability, Mr. Haley is entitled to continued payments of his average annual base salary and his average annual incentive bonus, reduced by any disability payments for the three-year period, or in the case of a termination due to Mr. Haley's death or disability, the two-year period, following such termination, and continued welfare benefit coverage for the two-year period following such termination. In addition, in the event of any such qualifying termination, all outstanding options held by Mr. Haley will become fully vested.

     The agreement further provides that, in the event of the termination of Mr. Haley's employment by the Company without "cause" or by Mr. Haley for "good reason," in either such case, within the two-year period following a "change in control" of the Company, in addition to the termination benefits described above, Mr. Haley is entitled to receive continued welfare benefit coverage and payments in lieu of additional contributions to the Company's Retirement Savings Plan and Deferred Compensation Plan for the three-year period following such change in control. The Company has agreed to provide Mr. Haley with an excise tax gross up with respect to any excise taxes Mr. Haley may be obligated to pay pursuant to Section 4999 of the United States Internal Revenue Code of 1986 ("IRC") on any excess parachute payments. In addition, following a change in control, Mr. Haley is entitled to a minimum annual bonus equal to 50% of his base salary, and the definition of "good reason" is modified to include certain additional events. The agreement also contains customary covenants regarding nondisclosure of confidential information and non-competition and non-solicitation restrictions.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  RESPONSIBILITIES AND GOALS:

     The Compensation Committee, composed of non-employee directors, has the responsibility of administering executive compensation and benefit programs, policies and practices. In 2001, the Committee consisted of Messrs. Stern, Singleton, Tarr, Tutrone and Way, with Mr. Stern serving as Chairman. Mr. Tutrone resigned from the Board effective March 6, 2002, and consequently, no longer serves on the Compensation Committee. The Committee engages the assistance of outside consultants and uses third-party surveys in its consideration of compensation levels and incentive plan designs.

     On an annual basis, the Committee reviews and approves the compensation and benefit programs for the executive officers, including the Chairman and Chief Executive Officer.

  EXECUTIVE OFFICER COMPENSATION:

     The objective of the Company's compensation program for executive officers (including Mr. Haley, Chief Executive Officer) is to motivate and reward executive management for achieving high levels of business performance and improving financial results. This reflects the Company's commitment to attract, develop, retain and motivate the high caliber of executive required to perform in the competitive distribution industry, and to ensure positive business performance and growth in shareholder value.

     The Company's compensation program for executive officers consists of a base salary, annual incentive bonuses and long-term incentives. Executives have significant amounts of compensation at risk, based on performance. Executives also maintain a significant equity stake in the Company, aligning the interests of management with those of the shareholders.

     - Base salaries for the Company's executives are targeted at or near the median of similarly sized industrial and electrical distribution companies. Salaries for each executive are reviewed annually, taking into account factors such as changes in duties and responsibilities, individual performance and changes in the competitive marketplace. In 2001, the Committee adjusted base salaries for executive officers (including Mr. Haley) to more closely align WESCO's pay structure with median pay levels of peer companies operating in the industrial and wholesale distribution industries.

     - Annual incentives are awarded for improvement in operating results and performance in relation to financial goals of the Company, which are established at the beginning of the year. Cash bonus incentive awards were significantly reduced in 2001, as a result of declining financial performance.

     - Long-term incentives are generally granted in the form of stock options. The Committee believes that stock options are the most effective long-term link between executive performance and shareholder value.

  CEO COMPENSATION:

     In determining the 2001 compensation of Mr. Haley, the Company's Chief Executive Officer, the Committee assessed his individual performance and leadership, as reflected the Company's financial and operating performance (including such factors as sales, operating income, cash flow and capitalization), new business development initiatives and acquisition programs.

     During 2001, Mr. Haley's base pay was adjusted to an annualized rate of $615,000 per year. This is the first significant salary adjustment since Mr. Haley's salary was set at $500,000 per year in 1998. For 2001, Mr. Haley's cash bonus was reduced by 50% to $175,000. He was granted options to purchase 100,000 shares of Common Stock at $4.50 per share under the terms of the LTIP. This information is also shown in the Summary Compensation Table in this Proxy Statement.

  CONCLUSIONS:

     The Committee's goal is to maintain compensation and benefit programs that are competitive within the distribution industry and clearly linked to shareholder value. The Committee believes that the 2001 compensation levels disclosed in this Proxy Statement are reasonable and appropriate.

     The Committee intends to ensure that compensation paid to its executive officers is within the limits of, or exempt from, the deductibility limits of 162(m) of the Internal Revenue Code and expects that all compensation will be deductible. However, it reserves the right to pay compensation that is not deductible if it determines that to be in the best interests of the Company and the shareholders.

RESPECTFULLY SUBMITTED:

COMPENSATION COMMITTEE

James A. Stern, Chairman
James L. Singleton
Robert J. Tarr, Jr.
Kenneth L. Way

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee is an officer or employee of the Company. No member of the Committee has a current or prior relationship, and no officer who is a statutory insider of the Company has a relationship to any other company required to be described under the Securities and Exchange Commission rules relating to disclosure of executive compensation.

COMPARATIVE STOCK PERFORMANCE

     The following performance graph compares the total stockholder return of an investment in the Company's Common Stock to that of a peer group of other industrial and construction products distributors(1)(2) and the Russell 2000 index of small cap stocks for the period commencing May 11, 1999, the date on which the Common Stock was first publicly traded, and ending on December 31, 2001. The graph assumes that the value of the investment in the Company's Common Stock was $100 on May 11, 1999. The historical information set forth below is not necessarily indicative of future performance. The Company does not make or endorse any predictions as to future stock performance.

                           WESCO INTERNATIONAL, INC.

                            STOCK PRICE PERFORMANCE
                  MAY 11, 1999 [INCEPTION] - DECEMBER 31, 2001

                        [STOCK PRICE PERFORMANCE GRAPH]

     For 1999, the peer group included the following 28 companies: Airgas, Inc., Applied Industrial Technologies, Barnes Group, Inc., Building Materials Holding Corporation, Barnett, Inc., Cameron Ashley Building Products, Inc., Fastenal Company, Grainger (W.W.), Inc., Hughes Supply, Inc., Industrial Distribution Group, Inc., Innovative Valve Technology, Inc., JLK Direct Distributors, Inc., Kaman Corp., KEVCO, Inc., Lawson Products, Inc., Maxco, Inc., MSC Industrial Direct Co., Inc., NCH Corporation, Noland Company, Pameco Corp., Park-Ohio Holdings Corp., Pentacon, Inc., Premier Farnell PLC, SCP Pool Corporation, Strategic Distribution Inc., SunSource, Inc., Watsco, Inc. and Wilmar Industries, Inc.

     During the course of 2000, five of the companies included in the peer group for the prior period ceased to be independent public companies and, as a consequence, were no longer included in the peer group with respect to fiscal 2000. Those five companies were: Barnett, Inc., Cameron Ashley Building Products, Inc., Innovative Valve Technology, Inc., JLK Direct Distributors, Inc., and Wilmar Industries, Inc.

     Over the course of 2001, two additional companies previously included in the peer group ceased to be independent public companies and, as a consequence, are no longer included in the peer group with respect to fiscal 2001. Those two companies were Pentacon, Inc. and SunSource, Inc.

CERTAIN TRANSACTIONS AND RELATIONSHIPS WITH THE COMPANY

     Amended and Restated Registration and Participation Agreement. In connection with the Company's recapitalization in 1998, an investor group led by The Cypress Group L.L.C. ("Cypress"), which included, among others, Chase Capital Partners and Co-Investment Partners, L.P. and Clayton, Dublier & Rice ("CD&R"), Westinghouse and the Company entered into a registration and participation agreement (the "Registration and Participation Agreement"), which amended and restated the previous agreement among CD&R, Westinghouse, and the Company, to reflect, among other things, the succession of the investor group to CD&R's and Westinghouse's rights and obligations thereunder. Among other things, the Registration and Participation Agreement provides that so long as Cypress owns any of the Company's securities, Cypress shall have the right to designate one director to the Board and to the Board of Directors of WESCO Canada. At the time the Company entered the Registration and Participation Agreement, Cypress was not affiliated with WESCO, and the Company's management believes the transaction was made on terms no less favorable to the Company than could have been obtained from an unaffiliated party.

     Management Stockholders. Each member of management who holds common stock is a party to a stock subscription agreement with the Company, which provides that each management stockholder is entitled to certain benefits of, and bound by certain obligations in, the Registration and Participation Agreement, including certain registration rights thereunder.

                               SECURITY OWNERSHIP

     The following table sets forth the beneficial ownership of the Company's Common Stock as of April 8, 2002, by each person or group known by the Company to beneficially own more than five percent of the outstanding Common Stock, each director, and the executive officers named in the Summary Compensation Table, and by all directors and executive officers as a group. Unless otherwise indicated, the holders of all shares shown in the table have sole voting and investment power with respect to such shares. In determining the number and percentage of shares beneficially owned by each person, shares that may be acquired by such person pursuant to options or convertible stock exercisable or convertible within 60 days of the date hereof are deemed outstanding for purposes of determining the total number of outstanding shares for such person and are not deemed outstanding for such purpose for all other stockholders.

                                                              SHARES BENEFICIALLY   PERCENT OWNED
NAME                                                                 OWNED          BENEFICIALLY
----                                                          -------------------   -------------
Cypress Merchant Banking Partners L.P.(1)...................      18,580,966            41.4%
  c/o The Cypress Group L.L.C
  65 East 55th Street
  New York, New York 10222
Cypress Offshore Partners L.P.(1)...........................         962,370             2.1%
  Bank of Bermuda (Cayman) Limited
  P.O. Box 513, G.T.
  Third Floor-British America Tower
  George Town, Grand Cayman
  Cayman Islands, B.W.I
JPMorgan Partners (BHCA), L.P.(2)...........................       4,653,131            10.3%
  c/o JPMorgan Partners, L.L.C
  1221 Avenue of the Americas, 39th Floor
  New York, New York 10020
Co-Investment Partners, L.P.................................       4,653,189            10.3%
  c/o CIP Partners, LLC
  660 Madison Avenue
  New York, New York 10021

                                                              SHARES BENEFICIALLY   PERCENT OWNED
NAME                                                                 OWNED          BENEFICIALLY
----                                                          -------------------   -------------
James L. Singleton(1).......................................      19,543,336            43.5%
James A. Stern(1)...........................................      19,543,336            43.5%
Roy W. Haley................................................       2,979,575             6.4%
James H. Mehta..............................................       1,079,271             2.4%
Patrick M. Swed.............................................         697,213             1.5%
Donald H. Thimjon...........................................         368,475               *
Stephen A. Van Oss..........................................         186,927               *
Robert J. Tarr, Jr..........................................          54,255               *
Kenneth L. Way..............................................          79,390               *
Michael J. Cheshire.........................................          29,390               *
George L. Miles, Jr.........................................           5,218               *
Robert Q. Bruhl.............................................             100               *
All executive officers and directors as a group (16)              26,222,197            54.1%
  persons(3)................................................

---------------

* Indicates ownership of less than 1% of the Common Stock.

(1) Cypress Merchant Banking Partners L.P. and Cypress Offshore Partners L.P. are affiliates of Cypress. The general partner of Cypress Merchant Banking Partners L.P. and Cypress Offshore Partners L.P. is Cypress Associates L.P., and The Cypress Group L.L.C. is the general partner of Cypress Associates L.P. Messrs. Singleton and Stern are members of Cypress and may be deemed to share beneficial ownership of the shares of common stock shown as beneficially owned by such Cypress funds. Such individuals disclaim beneficial ownership of such shares.

(2) These shares constitute shares of non-voting Class B common stock which are convertible at any time into common stock at the option of the holder.

(3) Included in this figure are 3,503,241 shares that may be acquired by the executive officers and directors pursuant to options or convertible stock exercisable or convertible within 60 days of the date hereof.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors, its executive officers, and any persons beneficially holding more than ten percent of the Company's Common Stock are required to report their ownership of the Company's Common Stock and any changes in that ownership to the Commission and the New York Stock Exchange. Specific due dates for these reports have been established. The Company is required to report in this proxy statement any failure to file by these dates. To the Company's knowledge, for the fiscal year ended December 31, 2001, each officer and director of the Company timely filed all such required reports, except that the Company inadvertently filed Forms 5 late for Messrs. Haley, Mehta, Swed, Goodwin, Thimjon, Van, Van Oss, and Brailer with respect to certain options granted to them by the Company.

                            INDEPENDENT ACCOUNTANTS

     PricewaterhouseCoopers LLP has served as the independent accountants for Fiscal 2001. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, and will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Rule 14a-8 of the Exchange Act contains the procedures for including certain stockholder proposals in the Company's proxy statement and related materials. The deadline for submitting a stockholder proposal pursuant to Rule 14a-8 for the 2003 Annual Meeting of Stockholders of the Company is December 21, 2002. With respect to any stockholder proposal outside the procedures provided in Rule 14a-8 and received by the Company no later than December 21, 2002, the Company may be required to include certain limited information concerning such proposal in the Company's proxy statement so that proxies solicited for the 2003 Annual Meeting of Stockholders may confer discretionary authority to vote on any such matter. Any stockholder proposals should be addressed to the Secretary of the Company, Commerce Court, Suite 700, Four Station Square, Pittsburgh, Pennsylvania 15219.


                                                                                                            PLEASE MARK
                                                                                                            YOUR VOTES AS
                                                                                                            INDICATED IN    [X]
                                                                                                            THIS EXAMPLE
1. ELECTION OF DIRECTORS: The election of three directors, 01 Roy W. Haley, 02 George L. Miles, Jr. and 03 James L. Singleton,
for a three-year term to expire in 2005.

       FOR all nominees           WITHHOLD               (Instruction: To withhold authority to vote for any nominee, write
         listed above             AUTHORITY               that nominee's name on the line below.)
      (except as marked      to vote for all nominees
       to the contrary)            listed above          --------------------
                                                                                 Please disregard if you have previously    [  ]
           [  ]                      [  ]                                        provided your consent decision.

                                                                                 By checking the box to the right, I consent to
                                                                                 future delivery of annual reports, proxy
  2. In their discretion, the Proxies are authorized to vote upon such other     statements, prospectuses and other materials and
     business as may properly come before the meeting. This proxy, when          shareholder communications electronically via the
     properly executed will be voted in the manner directed herein by the        Internet at a webpage which will be disclosed to
     undersigned stockholder. If no direction is made, the proxy will be         me. I understand that the Company may no longer
     voted for Proposal 1.                                                       distribute printed materials to me from any
                                                                                 future shareholder meeting until such consent is
                                                                                 revoked. I understand that I may revoke my consent
                                                                                 at any time by contacting the Company's transfer
                                                                                 agent, Mellon Investor Services LLC, Ridgefield
                                                                                 Park, NJ and that costs normally associated with
  tenants, both should sign. When signing as attorney, as executor,              electronic delivery, such as usage and telephone
  administrator, trustee or guardian, please give full title as such. If a       charges as well as any costs I may incur in
  corporation, please sign in full corporate name by President or other          printing documents, will be my responsibility.
  authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                                                 DATED: ____________________________________, 2002


                                                                                 _________________________________________________
                                                                                 Signature

                                                                                 _________________________________________________
                                                                                 Signature if held jointly

                                                                                 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                                                                                 PROMPTLY USING THE ENCLOSED ENVELOPE.

-----------------------------------------------------------------------------------------------------------------------------------
                                                  * FOLD AND DETACH HERE  *


                                            VOTE BY INTERNET OR TELEPHONE OR MAIL
                                                24 HOURS A DAY, 7 DAYS A WEEK


                            INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 4PM EASTERN TIME
                                     THE BUSINESS DAY PRIOR TO ANNUAL MEETING DAY.


             YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER
                                     AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.


        INTERNET                                        TELEPHONE                                      MAIL
http://www.eproxy.com/wcc                            1-800-435-6710
  Use the Internet to vote your               Use any touch-tone telephone to                  Mark, sign and date
  proxy. Have your proxy card in             vote your proxy. Have your proxy                    your proxy card
   hand when you access the           OR     card in hand when you call. You will      OR               and
 website. You will be prompted to             be prompted to enter your control                   return it in the
enter your control number, located            number, located in the box below,                enclosed postage-paid
 in the box below, to create and            and then follow the directions given.                   envelope.
   submit an electronic ballot.


                                   IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                                      YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.









YOU CAN VIEW THE ANNUAL REPORT AND PROXY STATEMENT ON
THE INTERNET AT: http://www.wescodist.com/annualreport


WESCO INTERNATIONAL, INC.              THIS PROXY IS SOLICITED ON BEHALF
COMMERCE COURT, SUITE 700              OF THE BOARD OF DIRECTORS. THE BOARD OF
FOUR STATION SQUARE                    DIRECTORS RECOMMENDS A VOTE FOR ALL
PITTSBURGH, PENNSYLVANIA 15219         DIRECTOR NOMINEES.

PROXY



The undersigned hereby appoints Stephen A. Van Oss and Daniel A. Brailer as Proxies, and each of them with full power of substitution, to represent the undersigned and to vote all shares of common stock of WESCO International, Inc., which the undersigned would be entitled to vote if personally present and voting at the Annual Meeting of Shareholders to be held May 22, 2002 or any adjournment thereof, upon all matters coming before the meeting.




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